Exhibit 10.1

BIOMETRIC INVESTORS, L.L.C.
5111 Maryland Way, Suite 201
Brentwood, TN 37027

January 22, 2008

VIA FACSIMILE (407) 240-1431

Sequiam Corporation
300 Sunport Lane
Orlando, Florida 32809
Attn: Mark L. Mroczkowski

Re:            Demand For Payment of Interest

Dear Mr. Mroczkowski:

Reference is made to that certain Agreement (the “Agreement”), dated March 30, 2007, by and between Biometrics Investors, L.L.C. (“BIL”) and Sequiam Corporation (“SQUM”) pursuant to which certain Term Notes were issued to BIL from SQUM (the “Notes”).  Pursuant to Section 3 of the Agreement, interest has accrued on the Notes and is and has been due and payable.  Demand is hereby made for immediate payment in full of all accrued and unpaid interest thereon to date.

Sincerely,

BIOMETRIC INVESTORS, L.L.C.

By:  /s/ Robert Hoyt
Name: Robert Hoyt
Title:   Manager

Cc:            Randolph Fields, Esq. (407) 650-8427
  Robert F. Charron (212) 931-8704